Exhibit (j)(2)

SECOND AMENDED AND RESTATED CUSTODY AGREEMENT
(HMS INCOME FUND, INC. and HMS EQUITY HOLDING, LLC)

This agreement (this “Agreement”) dated as of May 29, 2014 among HMS INCOME FUND, INC., a corporation organized and existing under the laws of the state of Maryland having a place of business located at c/o Hines Interests Limited Partnership, 2800 Post Oak Boulevard, Suite 4800, Houston Texas 77056 (“Fund”), HMS EQUITY HOLDING, LLC, a limited liability company organized and existing under the laws of the state of Delaware having a place of business located at c/o Hines Interests Limited Partnership, 2800 Post Oak Boulevard, Suite 4800, Houston Texas 77056 (“Holding” and Fund, collectively, “HMS”) and any additional affiliates or future subsidiaries of the Fund as provided herein and AMEGY BANK NATIONAL ASSOCIATION, a national banking association having a place of business at 1801 Main Street, 8th Floor, Houston, Texas, 77002 (“Custodian”).

WITNESSETH:
That for and in consideration of the mutual promises hereinafter set forth HMS and the Custodian hereby agree as follows:

ARTICLE 1 DEFINITIONS

Whenever used in this Agreement, the following words shall have the meanings set forth below:

(i)“1940 Act” shall mean the Investment Company Act of 1940, as amended.

(ii)“Authorized Person” shall be any person, duly authorized according to a Certificate to give any Instruction with respect to one or more Accounts, such persons to be designated in the Certificate annexed hereto as Schedule 1 hereto or such other super-ceding Certificate as may be received by Custodian from time to time. Such persons so designated shall continue to be Authorized Persons until such time as Custodian receives a superseding Certificate from the Fund or Holding, or an affiliate or future subsidiary of the Fund that any such person is no longer an Authorized Person.

(iii)“Book-Entry System” shall mean the Federal Reserve/Treasury book-entry system for receiving and delivering securities, its successors and nominees.

(iv)“Business Day” shall mean any day on which Custodian and relevant Depositories are open for business.

(v)“Certificate” shall mean any written notice, signed by an officer of the Fund or Holding, as applicable, or an affiliate or future subsidiary of the Fund so authorized, which certifies to Custodian the names and signatures of those persons designated Authorized Persons, the names of the Fund’s Board of Directors, the names of the managers of Holding, or an affiliate or future subsidiary’s Board of Directors or other governing authority, together with any changes which may occur from time to time.

(vi)“Control Agreement” shall mean a control agreement by and among Fund, Holding, Custodian and a lender as identified in such control agreement, including without limitation, that certain Second Amended and Restated Control Agreement by and among Fund, Holding,

Exhibit (j)(2)

Custodian and Capital One, National Association dated as May 29, 2014, as it may be amended, modified, supplemented or restated from time to time.

(vii)“Depository” shall include (a) the Book-Entry System, (b) the Depository Trust Company, (c) any other clearing agency or securities depository registered with the Securities and Exchange Commission identified to the Fund and Holding from time to time, and (d) the respective successors and nominees of the foregoing.

(viii)“Eligible Investment” means any investment that at the time of its acquisition is one or more of the following:

(a)United States government and agency obligations;

(b)commercial paper having a rating assigned to such commercial paper by Standard & Poor’s Rating Services or Moody’s Investor Service, Inc. (or, if neither such organization shall rate such commercial paper at such time, by any nationally recognized rating organization in the United States of America) equal to one of the two highest ratings assigned by such organization, it being understood that as of the date hereof such ratings by Standard & Poor’s Rating Services are “A1+” and “A1” and such ratings by Moody’s Investor Service, Inc. are “P1” and “P2”;

(c)interest bearing deposits in United States dollars in United States or Canadian banks with an unrestricted surplus of at least U.S. $250,000,000, maturing within one year; and

(d)money market funds (including funds of the bank serving as Custodian or its affiliates) or United States government securities funds designed to maintain a fixed share price and high liquidity.

(ix)“Instructions” shall mean the communications that contain all information reasonably requested by Custodian to enable Custodian to carry out Instructions which are actually received by Custodian by S.W.I.F.T., tested telex, letter, facsimile transmission, or other method or system specified by Custodian as available for use in connection with the services hereunder (if in writing, signed by an Authorized Person). Custodian shall act on Instructions only if Custodian reasonably believes in good faith that such Instructions have been given by an Authorized Person.

(x)“Securities” shall include, without limitation, any common stock and other equity securities, bonds, rights, warrants, debentures and other debt securities, notes, mortgages or other obligations, and any instruments representing rights to receive, purchase, or subscribe for the same, or representing any rights or interests therein (whether represented by a certificate or held in a Depository).

ARTICLE II
APPOINTMENT OF CUSTODIAN; ACCOUNTS;
REPRESENTATIONS, WARRANTIES AND COVENANTS

1.
(a)Each of the Fund and Holding hereby appoints Custodian to keep and maintain all Securities and cash at any time delivered to Custodian during the term of this Agreement. Each of the Fund and Holding hereby authorizes Custodian to hold securities in registered form in its name or the name of its nominees or other form satisfactory to the Fund or Holding, as applicable. Custodian hereby accepts such appointment. Custodian agrees to establish and maintain the following accounts (each an “Account” and collectively, “Accounts”), subject only to draft or order by Custodian acting pursuant to the terms of this Agreement:

Exhibit (j)(2)

(i)a securities account in the name of the Fund for Securities, which may be received by or on behalf of Custodian for the account of the Fund (the “Fund Securities Account”);

(ii)an account in the name of the Fund (“Fund Cash Account”) for any and all cash received by or on behalf of Custodian for the account of the Fund;1

(iii)a securities sub-account under the Fund Securities Account, which may be received by or on behalf of Custodian for the account of Holding; and

(iv)an account in the name of Holding (the “Holding Cash Account” and, together with the Fund Cash Account, the “Cash Accounts”) for any and all cash received by or on behalf of Custodian for the account of Holding.

(v)amounts held in the Cash Accounts from time to time may be invested in Eligible Investments pursuant to specific written proper Instructions (which may be standing Instructions) received by the Custodian from an Authorized Person acting on behalf of the Fund or Holding, as applicable. Any earnings from such investment of amounts held in the Cash Accounts from time to time shall be redeposited in the Cash Accounts (and may be reinvested at the written direction of the Fund or Holding, as applicable).

Custodian shall maintain books and records regarding the Accounts in accordance with industry standards relating to custody accounts of the nature described herein and as set forth in Section 9 of Article XIII hereof.

(b)Custodian may from time to time establish on its books and records such sub- accounts within each Account as the Fund and the Custodian may agree (each a “Special Account”), and Custodian shall reflect therein such assets as the Fund may specify in Instructions.

(c)Custodian may from time to time establish, pursuant to a written agreement with and for the benefit of a broker, dealer, future commission merchant or other third party identified in Instructions, such accounts of such terms and conditions as the Fund or Holding and Custodian shall agree, and Custodian shall transfer to such account such Securities and money as the Fund or Holding may specify in Instructions.

2. Each of the Fund and Holding hereby represents and warrants that:

(a)It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement, and to perform its obligations hereunder;

(b)This Agreement has been duly authorized, executed and delivered by it, approved by a resolution of its board or its managers, as applicable, constitutes a valid and legally binding obligation of it, enforceable in accordance with its terms, and there is no statute, regulation, rule,
_______________________________
1 For this item and item (iv), please confirm with John Goode that these accounts are permitted pursuant to
Rule 17f-3.

Exhibit (j)(2)

order or judgment binding on it, and no provision of its charter or by-laws or other contract binding on it which would prohibit its execution or performance of this Agreement;

(c) It is fully informed of the protections and risks associated with various methods of transmitting Instructions and delivering Certificates to Custodian, shall, and shall cause each Authorized Person to, safeguard and treat with extreme care any user authorization codes, passwords and/or authorization keys, understands that there may be more secure methods of transmitting or delivering the same than the methods selected by it, agrees that the security procedures (if any) to be followed in connection therewith provide a commercially reasonable degree of protection in light of its particular needs and circumstances;

3. Custodian represents and warrants that (a) assuming execution and delivery of this Agreement by each of the Fund and Holding, this Agreement is Custodian’s legal, valid and binding obligation, enforceable in accordance with its terms; (b) it has full power and authority to enter into and has taken all necessary corporate action to authorize the execution of this Agreement; (c) in the event that it becomes necessary to engage a foreign sub-custodian, any engagement of such will be in accordance with Rule 17f-5 of the 1940 Act; and (d) it is qualified to act as a custodian pursuant to Sections 17(f) and 26(a)(1) of the 1940 Act.

4. The Fund, from time to time, may request Custodian to establish additional accounts for affiliates or subsidiaries of the Fund. Any such additional Accounts shall be governed by the terms of this Agreement and any such affiliates or subsidiaries shall furnish such Certificates and other information as Custodian may require to enable Custodian to apply with any applicable laws and regulations applicable to Custodian. Any requirements contained in this Agreement applicable to the Fund shall also apply to any Accounts maintained by Custodian for any affiliate or future subsidiary of the Fund. Custodian may require a separate agreement be executed between Custodian and such affiliate or future subsidiary.

ARTICLE III
CUSTODY AND RELATED SERVICES

1.Custodian shall hold in a separate account, and physically segregate at all times from those of any other persons, firms or corporations, pursuant to the provisions hereof, all securities received by it for or for the account of the Fund or Holding, as applicable. All such securities are to be held or disposed of by Custodian at all times pursuant to Instructions, pursuant to this Agreement. The Custodian shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any such securities or investments, except pursuant to the directive of the Fund or Holding, as applicable.

(a)Custodian will identify in its records and hold and physically segregate, where Securities are issued in physical form, for the Fund all Securities to the Fund’s Accounts.

(b)Custodian will identify in its records and hold and physically segregate, where Securities are issued in physical form, for Holding all Securities to Holding’s Accounts.

(c)Custodian is authorized, in its discretion to utilize Depositories. With respect to each Depository, Custodian (i) shall exercise due care in accordance with reasonable commercial standards in discharging it duties as a securities intermediary to obtain and thereafter maintain Securities or other financial assets deposited or held in such Depository, and (ii) will provide promptly upon request by the Fund or Holding, as applicable, such reports as are available concerning the internal accounting controls and financial strength of the Custodian. Each

Exhibit (j)(2)

Depository utilized by Custodian and the Custodian shall at all times comply with rule 17f-4 under the 1940 Act.
(c) It is not currently anticipated that Custodian will utilize a foreign securities depository (as that term is defined by Rule 17f-7 under the 1940 Act).

2.Custodian shall furnish the Fund and Holding, as applicable, with a monthly summary of all transfers to or from the Accounts and the Fund and Holding, as applicable, hereby agrees to waive its right to receive trade confirmations as they occur.

3.With respect to all Securities held hereunder, Custodian shall, unless otherwise instructed to the contrary:

(a)Receive all income and other payments and advise the Fund or Holding, as applicable, as promptly as practicable of any such amounts due but not paid;

(b)Present for payment and receive the amount paid upon all Securities which may mature and advise the Fund or Holding, as applicable, as promptly as practicable of any such amounts due but not paid, provided, however, Custodian shall have no obligation to collect any payments that may due pursuant to any Securities that are promissory notes extended by the Fund or Holding, as applicable;

(c)Forward to the Fund or Holding, as applicable, copies of all information or documents that it may actually receive from an issuer of Securities which, in the opinion of Custodian, are intended for the beneficial owner of Securities;

(d)Execute, as custodian, certificates of ownership, affidavits, declarations or other certificates under any tax laws now or hereafter in effect in connection with the collection of bond and note coupons;

(e)Hold directly or through a Depository all rights and similar Securities issued with respect to any Securities credited to an Account hereunder; and

(f)	Endorse for collection checks, drafts or other negotiable instruments.

4.(a) Custodian shall notify the Fund or Holding, as applicable, of rights or discretionary actions with respect to Securities held hereunder, and of the date or dates by when such rights must be exercised or such action must be taken, provided that Custodian has actually received, from the Issuer or the relevant Depository or a nationally recognized bond or corporate action service to which Custodian subscribes, timely notice of such rights or discretionary corporate action or of the date or dates such rights must be exercised or such action must be taken. Absent actual receipt of such notice, Custodian shall have no liability for failing to so notify the Fund or Holding, as applicable.

(b) Whenever Securities (including, but not limited to, warrants, options, tenders, options to tender or non-mandatory puts or calls) confer discretionary rights on the Fund or Holding, as applicable, or provide for discretionary action or alternative courses of action by the Fund or Holding, as applicable, the Fund or Holding, as applicable, shall be responsible for making any decisions relating thereto and for directing Custodian to act. In order for Custodian to act, it must receive the Fund’s or Holdings’, as applicable, Certificate or Instructions at Custodian’s offices, addressed as Custodian may from time to time request, but not later than

Exhibit (j)(2)

noon (Houston time) at least two (2) Business Days prior to the last scheduled date to act with respect to such securities. Absent Custodian’s timely receipt of such Instructions, Custodian shall not be liable for failure to take any action relating to or to exercise any rights conferred by such Securities.

5.(a) Custodian shall transmit promptly to the Fund or Holding, as applicable, all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith) received by Custodian from issuers of the securities being held for the Fund or Holding, as applicable. With respect to tender or exchange offers, Custodian shall transmit promptly to the Fund or Holding, as applicable, all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer.

(b) Custodian shall promptly deliver, or cause to be executed and delivered, to the Fund or Holding, as applicable, all notices, proxies and proxy soliciting materials with relation to such securities, such proxies to be executed by the registered holder of such securities (if registered otherwise than in the name of the Fund or Holding, as applicable), but without indicating the manner in which such proxies are to be voted.

6.All voting rights with respect to Securities, however registered, shall be exercised by the Fund or Holding, as applicable, or its designee. Custodian will make available to the Fund or Holding, as applicable, proxy voting services upon the request of the fund in accordance with terms and conditions to be mutually agreed upon by Custodian and the Fund or Holding, as applicable.

7.Custodian shall promptly advise the Fund or Holding, as applicable, upon Custodian’s actual receipt of notification of the partial redemption, partial payment or other action affecting less than all Securities of the relevant class. If Custodian or any Depository holds any Securities in which the Fund or Holding, as applicable, has an interest as part of a fungible mass, Custodian or Depository may select the Securities to participate in such partial redemption, partial payment or other action in any non-discriminatory manner that it customarily uses to make such selection.

8.Custodian shall not under any circumstances accept bearer interest coupons which have been stripped from United States federal, state or local government or agency securities unless explicitly agreed to by Custodian in writing.

9.Each of the Fund and Holding, as applicable, shall be liable for all taxes, assessments, duties and other governmental charges, including any interest or penalty with respect thereto (“Taxes”), with respect to any cash or Securities held on behalf of the Fund or Holding, as applicable, or any transaction related thereto. Each of the Fund and Holding, as applicable, shall indemnify Custodian for any amount of Tax that Custodian or any other withholding agent is required under applicable laws (whether by assessment or otherwise) to pay on behalf of, or in respect of income earned by or payments or distributions made to or for the account of the Fund or Holding, as applicable (including any payment of Tax required by reason of an earlier failure to withhold). Custodian shall, or instruct any applicable other withholding agent to, withhold the amount of any Tax which is required to be withheld under applicable law upon collection of any dividend, interest or other distribution made with respect to any Security and any proceeds or income from the sale, loan or other transfer of any Security. In the event that Custodian is required under applicable law to pay any Tax on behalf of the Fund, Custodian is hereby authorized to withdraw cash from any cash account in the amount required to pay such Tax and to use such cash, or to remit such cash to another withholding agent, for the timely payment of such Tax in the manner required by applicable law. Custodian shall provide prior notice to the Fund or Holding, as

Exhibit (j)(2)

applicable, before taking such action. If the aggregate amount of cash in all cash accounts is not sufficient to pay such Tax, Custodian shall promptly notify the Fund or Holding, as applicable, of the additional amount of cash required, and the Fund shall directly deposit such additional amount in the appropriate cash account promptly after receipt of such notice, for use by Custodian as specified herein.

10.(a) For the purpose of settling Securities transactions, each of the Fund and Holding shall provide Custodian with sufficient immediately available funds for all transactions by such time and date as conditions in the relevant market dictate. Custodian shall provide the Fund or Holding, as applicable, with immediately available funds each day which result from the actual settlement of all sale transactions, based upon advices received by Custodian from Depositories. Such funds shall be in U.S. dollars.

(b) To the extent that Custodian has agreed to provide pricing or other information services in connection with this Agreement, Custodian is authorized to utilize any vendor (including brokers and dealers in Securities) reasonably believed by Custodian to be reliable to provide such information. Each of the Fund and Holding agrees that it will provide to the Custodian on a monthly basis the balance of all promissory notes held by Custodian. The Custodian shall have no duty to verify or in any manner confirm the information provided by either the Fund or Holding to Custodian relating to the value or outstanding balance of any promissory note held by Custodian. Each of the Fund and Holding acknowledges that Custodian shall use the information provided by it to prepare the monthly statement information provided to it by the Custodian.

11.Until such time as Custodian receives Instructions to the contrary with respect to a particular Security, Custodian may release the identity of the Fund or Holding, as applicable, to an issuer which requests such information pursuant to the Shareholder Communications Act of 1985 for the specific purpose of direct communications between such issuer and shareholder.

ARTICLE IV
PURCHASE AND SALE OF SECURITIES
CREDITS TO ACCOUNT

1.Promptly after each purchase or sale of Securities by the Fund or Holding, as applicable, it shall deliver to Custodian Instructions, specifying all information Custodian may reasonably request to settle such purchase or sale. Custodian shall account for all purchases and sales of Securities on the actual settlement date unless otherwise agreed by Custodian.

2.Each of the Fund and Holding understands that when Custodian is instructed to deliver Securities against payment, delivery of such Securities and receipt of payment therefore may not be completed simultaneously. Notwithstanding any provision in this Agreement to the contrary, settlements, payments and delivery of Securities may be effected by Custodian in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction in which the transaction occurs, including, without limitation, delivery to a purchaser or dealer therefore (or agent) against receipt with the expectation of receiving later payment for such Securities. Each of the Fund and Holding assumes full responsibility for all risks, including, without limitation, credit risks, involved in connection with such deliveries of Securities.

3.Custodian may, as a matter of bookkeeping convenience or by separate agreement with the Fund or Holding, as applicable,, credit the applicable Cash Account with the proceeds from any

Exhibit (j)(2)

sale, redemption or other disposition of Securities or interest, dividends or other distributions payable on Securities prior to its actual receipt of final payment therefore. All such credits shall be conditional until Custodian’s actual receipt of final payment and may be reversed by Custodian to the extent that final payment is not received. Payment with respect to a transaction will not be considered final until Custodian shall have received immediately available funds, which under local applicable law, rule and/or practice are irreversible and not subject to any security interest, levy or other encumbrance, and which are specifically applicable to such transaction.

ARTICLE V
OVERDRAFTS AND INDEBTEDNESS

1.Each of the Fund and Holding will have sufficient immediately available funds each day in its Cash Account (without regard to any such Cash Account investments) to pay for the settlement of all Financial Assets delivered to it against payment by it and credited to the Securities Account. If a debit to a Cash Account results (or will result) in a debit balance, the Custodian may, in its discretion, (a) advance an amount equal to the overdraft, (b) refuse to settle in whole or in part the transaction causing such debit balance, or (c) if any such transaction is posted to the Securities Account, reverse any such posting. If Custodian elects to make such advance, the advance will be deemed a loan to the Fund or Holding, as applicable, payable on demand, bearing interest at the applicable rate charged by Custodian from time to time, for such overdrafts, from the date of such advance to the date of payment (both after as well as before judgment) and otherwise on the terms on which Custodian makes similar overdrafts available from time to time.

2.If the Custodian advances any amount to or for the benefit of the Fund or Holding, as applicable, any cash held in the applicable Securities Account shall be security for any amounts so advanced in an amount not to the exceed the amount of such an advance. If, after Custodian provides written notice to the Fund or Holding, as applicable, of any advance, the Fund or Holding, as applicable, fails to promptly repay the advance, the Custodian shall be entitled to use the Fund’s or Holding’s available cash to repay such amount.

3.If either of the Fund or Holding borrows money from any bank (including Custodian if the borrowing is pursuant to a separate agreement) using securities held by Custodian hereunder as collateral for such borrowings, it shall deliver to Custodian Instructions specifying with respect to each such borrowing: (a) the name of the bank, (b) the amount of the borrowing, (c) the time and date, if known, on which the loan is to be entered into, (d) the total amount payable to it on the borrowing date, (e) the Securities to be delivered as collateral for such loan, including the name of the issuer, the title and number of shares or the principal amount of any particular Securities, and (f) a statement specifying whether the loan is for investment purposes or for temporary or emergency purposes and that such loan is in conformance with the 40 Act and its prospectus. Custodian shall deliver on the borrowing date specified in a Certificate the specified collateral against payment by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amount payable as set forth in the Certificate. Custodian may, at the option of the lending bank, keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note or loan agreement. Upon Instructions of the Fund or Holding, as applicable, Custodian shall deliver such Securities as additional collateral as may be specified in such Instructions to collateralize further any transaction described in this section. The Fund or Holding, as applicable, shall cause all Securities released from collateral status to be returned directly to Custodian, and Custodian shall receive from time to time such return of collateral as may be tendered to it. In the event either the Fund or Holding, as applicable, fails to specify in Instructions, the name of the issuer, the title and

Exhibit (j)(2)

number of shares or the principal amount of any particular Securities to be delivered as collateral by Custodian, Custodian shall not be under any obligation to deliver any Securities as collateral for borrowings.

ARTICLE VI
SALE AND REDEMPTION OF SHARES

1.Whenever the Fund or Holdings, as applicable, shall sell any shares issued by it (“Shares”), it shall deliver to Custodian a Certificate or Instructions specifying the amount of money and/or Securities to be received by Custodian for the sale of such Shares and specifically allocated to an Account.

2.Upon receipt of such money, Custodian shall credit such money to an Account as specified by the Fund or Holding, as applicable.

3.Except as provided hereinafter, whenever the Fund or Holdings, as applicable, desires Custodian to make payment out of the money held by Custodian hereunder in connection with a redemption of any Shares, it shall furnish to Custodian a Certificate of Instructions specifying the total amount to be paid for such Shares. Custodian shall make payment of such total amount to the transfer agent specified in such Certificate of Instructions out of the money held in the Account specified by it.

ARTICLE VII
PAYMENT OF DIVIDENDS OR DISTRIBUTIONS

1.Whenever the Fund or Holding, as applicable, shall determine to pay a dividend or distribution on Shares it shall furnish to Custodian Instructions setting forth therein the declaration of such dividend or distribution, the total amount payable in cash, and the payment date.

2.Upon the payment date specified in such Instructions, Custodian shall pay out of the money held, the total amount payable to the dividend agent of the Fund or Holding, as applicable, specified therein.

ARTICLE VIII
CONCERNING THE CUSTODIAN
1.
(a)Except as otherwise expressly provided herein, Custodian shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys’ and accountants’ fees (collectively, “Losses”), incurred by or asserted against the Fund or Holding, as applicable, except those Losses arising out of Custodian’s own negligence or willful misconduct. Custodian shall have no liability whatsoever for the action or inaction of any Depositories except in each such case to the extent such action or inaction is a direct result of Custodian’s failure to fulfill its duties hereunder, including its duty to act in compliance with Rule 17-4 of the 1940 Act. In no event shall Custodian be liable to the Fund or Holding, as applicable, or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with this Agreement, nor shall Custodian be liable: (i) for acting in accordance with any Certificate or Instructions actually received by Custodian and reasonably believed by Custodian to be given by an Authorized Person; (ii) for concluding that all disbursements of cash directed by the Fund, whether by a Certificate or an Instruction, are in accordance with Section 2(c) of Article II hereof; (iii) for any Losses due to forces beyond the control of Custodian, including without limitation strikes, work stoppages, acts of war or terrorism, insurrection,

Exhibit (j)(2)

revolution, nuclear or natural catastrophes or acts of God, or interruptions, loss or malfunctions or utilities, communications or computer (software and hardware) services; or (iv) for any Losses arising from the applicability of any law or regulation now or hereafter in effect.

(b)Custodian may enter into subcontracts, agreements and understandings with other parties whenever and on such terms and conditions as it deems necessary or appropriate to perform its services hereunder. No such subcontract, agreement or understanding shall discharge Custodian from its obligations hereunder.

(c)Each of the Fund and Holding agrees to indemnify Custodian and hold Custodian harmless from and against any and all Losses sustained or incurred by or asserted against Custodian by reason of any action or inaction, or arising out of Custodian’s performance hereunder, including reasonable fees and expenses of counsel incurred by Custodian, provided however, that neither the Fund nor Holding, as applicable, shall indemnify Custodian for those Losses arising out of Custodian’s own negligence or willful misconduct. This indemnity shall be a continuing obligation of the Fund, Holding, and their respective successors and assigns, notwithstanding the termination of this Agreement.

2. Without limiting the generality of the foregoing, Custodian shall be under no obligation to inquire into, and shall not be liable for:

(a)Any Losses incurred by the Fund or Holding, as applicable, or any other person as a result of the receipt or acceptance of fraudulent, forged or invalid Securities which are otherwise not freely transferable without encumbrance in any relevant market;

(b)The validity of the issue of any Securities purchased, sold, or written by or for the Fund or Holding, as applicable, the legality of the purchase, sale or writing thereof, or the propriety of the amount paid or received therefore;

(c)The legality of the sale or redemption of any Shares, or the propriety of the amount received of paid therefore;

(d)The legality of the declaration or payment of any dividend or distribution by the Fund;
(e)The legality of any borrowing by the Fund or Holding, as applicable;

(f)The legality of any loan of portfolio Securities, nor shall Custodian be under any duty or obligation to see to it that any cash or collateral delivered to it by a broker, dealer or financial institution or held by it at any time as a result of such loan or portfolio Securities is adequate security for the Fund or Holding, as applicable, against any loss it might sustain as a result of such loan, which duty or obligation shall be the sole responsibility of the Fund or Holding, as applicable. In addition, Custodian shall be under no obligation or duty to see that any broker, dealer or financial institution to which portfolio Securities of the Fund or Holding, as applicable, are lent makes payment to it of any dividends or interest which are payable to or for the account of the Fund or Holding, as applicable, during the period of such loan or at the termination of such loan, provided, however that Custodian shall promptly notify the Fund or Holding, as applicable, in the event that such dividends or interest are not paid and received when due.

Exhibit (j)(2)

3. Custodian will be entitled to rely on, and may act upon the advice of professional advisers in relation to matters of law, regulation or market practice (which may be the professional advisers to the Fund) and will not be liable to the Fund or Holding, as applicable, for any action taken or omitted pursuant to such advice, provided that the Custodian exercised reasonable care in the selection of such professional advisers and acts reasonably in reliance on such advice. Notwithstanding the foregoing, such reliance shall not affect the Custodian’s liability with respect to its responsibilities under the terms of this Agreement and the 1940 Act.

4. Custodian shall be under no obligation to take any action to collect any amount payable on Securities in default, or if payment is refused after due demand and presentment.

5. Custodian shall have no duty or responsibility to inquire into, make recommendations, supervise, or determine the suitability of any transaction affecting any Account.

6. Each of the Fund and Holding shall pay to Custodian the fees and charges as may be specifically agreed upon from time to time and such other fees and charges at Custodian’s standard rates for such services as may be applicable. Each of the Fund and Holding shall reimburse Custodian for all costs associated with the conversion of its Securities hereunder and the transfer of Securities and records kept in connection with this Agreement. It shall also reimburse Custodian for out-of-pocket expenses which are a normal incident of the services provided hereunder.

7. Custodian has the right to debit any cash account for any amount payable by the Fund or Holding, as applicable, in connection with any and all obligations of the Fund or Holding, as applicable, to Custodian in accordance with Section 8 of Article III and Section 1 of Article V hereof.

8. If either of the Fund or Holding elects to transmit Instructions through an on-line communications system offered by Custodian, its use thereof shall be subject to any terms and conditions that may be imposed by Custodian. If Custodian receives Instructions which appear on their face to have been transmitted by an Authorized Person via (a) computer facsimile, email, the Internet or other insecure electronic method, or (b) secure electronic transmission containing applicable authorization cods, passwords and/or authentication keys, and it understands and agrees that Custodian cannot determine the identity of the actual sender of such Instructions and that Custodian shall conclusively presume that such Instructions have been sent by an Authorized Person, and the Fund shall be responsible for ensuring that only Authorized Persons transmit such Instructions to Custodian. If either the Fund or Holdings elects (with Custodian’s prior consent) to transmit Instructions through an on-line communications service owned or operated by a third party, it agrees that Custodian shall not be responsible for the reliability or availability of such service.

9. The Custodian shall create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of HMS under the 1940 Act, including as required by to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. To the extent that the Custodian is able to do so, the Custodian shall provide assistance to HMS (at its reasonable request) providing sub-certifications regarding certain of its services performed hereunder to HMS in connection with its Sarbanes-Oxley Act of 2002 certification requirements. The books and records pertaining to HMS which are in possession of Custodian shall be the property of HMS. Such books and records shall be prepared and maintained as required by the 40 Act and the rules thereunder. HMS, or its authorized representatives, shall have access to such

Exhibit (j)(2)

books and records maintained by Custodian hereunder upon reasonable prior notice to Custodian during Custodian’s normal business hours.

10. It is understood that Custodian is authorized to supply any information regarding the Accounts which is required by any law, regulation or rule now or hereafter in effect. The Custodian shall provide the Fund with any report obtained or required to be obtained by the Custodian on the system of internal accounting control of a Depository.

11. Custodian shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied against Custodian in connection with this Agreement.

ARTICLE IX
TERMINATION

1. Any of the parties hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than sixty (60) days after the date of giving such notice. In the event such notice is given by the Fund or Holding, as applicable, it shall be accompanied by a copy of a resolution of the board of the Fund, or the managers of Holding, as applicable, certified by the Secretary or any Assistant Secretary, electing to terminate this Agreement and designating a successor custodian or custodians, each of which shall be a bank or trust company having not less than $50,000,000 aggregate capital, surplus and undivided profits (or such amount as may be required by the 1940 Act). In the event such notice is given by Custodian, the Fund and Holding shall, on or before the termination date, deliver to Custodian a copy of a resolution of the board of the Fund and the managers of Holding, certified by the Secretary or any Assistant Secretary, designating a successor custodian or custodians. In the absence of such designation by HMS, Custodian may designate a successor custodian, which shall be a bank or trust company having not less than $50,000,000 aggregate capital, surplus and undivided profits (or such amount as may be required by the 1940 Act). Upon the date set forth in such notice this Agreement shall terminate, and Custodian shall upon receipt of a notice of acceptance by the successor custodian on that date deliver directly to the successor custodian all Securities and money then owned by HMS and held by it as Custodian, after deducting all fees, expenses and other amounts for the payment or reimbursement of which it shall be entitled.

ARTICLE X
MISCELLANEOUS

1.Each of the Fund and Holding, as applicable agrees to furnish to Custodian a new Certificate of Authorized Persons in the event of any change in the then present Authorized Persons. Until such new Certificate is received, Custodian shall be fully protected in acting upon Certificates of Instructions of such present Authorized Persons.

2.Any notice or other instrument in writing, authorized or required by this Agreement to be given to Custodian, shall be sufficiently addressed to Custodian and received by it at its offices at 1801 Main Street, 8th Floor, Houston, Texas, 77002, or at such other place as Custodian may from time to time designate in writing.

3.Any notice or other instrument in writing, authorized or required by this Agreement to be given to HMS shall be sufficiently given if addressed to HMS and received by it at its offices at c/o

Exhibit (j)(2)

Hines Interests Limited Partnership, 2800 Post Oak Boulevard, Suite 4800, Houston, Texas
77056, or at such other place as HMS may from time to time designate in writing.

4.Each and every right granted to either party hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or in equity, shall be cumulative and may be exercised from time to time. No failure on the part of either party to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by either party of any right preclude any other or future exercise thereof or the exercise of any other right.

5.In case any provision in any obligation under this Agreement shall be invalid, illegal or unenforceable in any exclusive jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement may not be amended or modified in any manner except by a written agreement executed by all parties. This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party without the written consent of the other.

6.This Agreement shall be construed in accordance with the substantive laws of the State of Texas, without regard to conflicts of laws principles thereof. In the event of a conflict with applicable laws of the State of Texas, or any provision herein, and the 1940 Act, the 1940 Act shall control. HMS and Custodian hereby consent to the jurisdiction of a state or federal court situated in Houston, Texas in connection with any dispute arising hereunder. HMS hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and claim that such proceeding brought in such a court has been brought in an inconvenient forum. HMS and Custodian each hereby irrevocably waives any rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

7.HMS hereby acknowledges that Custodian is subject to federal laws, including its Fund Identification Program (“CIP”) requirements under the USA PATRIOT Act and its implementing regulations, pursuant to which Custodian must obtain, verify and record information that allows Custodian to identify HMS. Accordingly, prior to opening an Account hereunder Custodian will ask HMS to provide certain information including, but not limited to, HMS’s name, physical address, tax identification number and other information that will help Custodian to identify and verify HMS;s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information. HMS agrees that Custodian cannot open an Account hereunder unless and until Custodian verifies HMS’s identity in accordance with its CIP.

8.This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

9.In the event of any conflict between the terms or conditions of this Agreement and the terms and conditions of the Control Agreement, the Control Agreement shall control.

10.This Agreement amends, restates and supersedes the Amended and Restated Custody Agreement dated as of March 11, 2014 between the Custodian and the Fund.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK –
SIGNATURE PAGES FOLLOW]

Exhibit (j)(2)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers, thereunto duly authorized , as of the day and year first above wiitten.

HMS INCOME FUND, INC., a Maryland corporation

By: /s/ Ryan T. Sims
Ryan T. Sims, Chief Financial Officer and
Secretary

HMS EQUITY HOLDING, LLC, a Delaware limited liability company

By: HMS INCOME FUND, INC., a Maryland corporation,
its Sole Member and Manager

By: /s/ Ryan T. Sims
Ryan T. Sims, Chief Financial Officer and
Secretary

Exhibit (j)(2)

AMEGY BANK NATIONAL ASSOCIATION

By: /s/ Deirdre Ward
Name: Deirdre Ward
Title:Vice President

Exhibit (j)(2)

Schedule 1

Certificate of Authorized Signatures
For
HMS INCOME FUND, INC.

To: Amegy Bank National Association 1801 Main Street 8th Floor
Houston, Texas 77002

The undersigned, does hereby certify that (he/she) is a duly elected and acting officer of HMS INCOME FUND, INC. (the “Fund”) and does hereby certify that the following person(s) named below are Authorized Persons (as defined in the Custody Agreement) of the Fund, with such title or office as appears opposite such person’s name; if such person(s) is/are an officer(s) of the Fund, each such person is a duly elected, qualified and acting incumbent of such office; if such person(s) is/are (an) authorized signatory(ies) of the Fund, each such person has been duly authorized and appointed by the Fund to sign on behalf of the Fund; and the signature appearing after each such person’s name is the true and correct specimen of such person’s genuine signature:

Name Title/Office Signature

Margaret Fitzgerald     Controller            /s/ Margaret Fitzgerald              Kelly Van Horne     Cash Manager /s/ Kelly Van Horne
Ryan Boudreaux     Controller /s/ Ryan Boudreaux
Gordon Findlay     Controller             /s/ Gordon Findlay
Jeanette Davis     Controller             /s/ Jeanette Davis

The undersigned is an authorized officer of the Fund and by virtue of the authority delegated to such officer by the Fund is hereby authorized to execute and deliver, on behalf of the Fund this certification and such other documents as may be necessary or incidental to the transactions and performance of duties pursuant to the Second Amended and Restated Custody Agreement dated May 29, 2014 between HMS INCOME FUND INC., HMS EQUITY HOLDING, LLC and their affiliates or subsidiaries and Amegy Bank National Association (the “Custody Agreement”).

IN WITNESS WHEREOF, the undersigned hereby certifies that this is a true and correct certification/statement as of May 29, 2014.

Authorized Signature:     /s/ Ryan T. Sims         (Other than above-named persons)
Name: _Ryan T. Sims
Title: Chief Financial Officer and Secretary

(Seal, if any)